                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K/A-1


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                 June 26, 1996
                                 Date of Report
                       (Date of earliest event reported)




                           Exsorbet Industries, Inc
- --------------------------------------------------------------------------------
           (Exact name of Registrant as specified in its charter)


                                     Idaho
                                     -----
                 (State or other jurisdiction of incorporation)



             0-25970                                   82-0464589
            ---------                                 ------------
   (Commission file number)                    (IRS employer identification no.)


     4294 Lakeland, Suite 200
        Jackson, Mississippi                              39208
       ----------------------                            -------
(Address of principal executive offices)               (Zip code)



                                 (601) 936-4440
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On June 26, 1996, Exsorbet Industries, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") between the Company, Larco Acquisition, Inc., an Arkansas corporation and wholly owned subsidiary of the Company ("Acquisition"), Larco Environmental Services, Inc., and Larry Woodcock and Marilyn Woodcock. Pursuant to the Agreement, the Company beneficially acquired all of the outstanding common stock of Larco Environmental Services, Inc., a Louisiana corporation, which is an environmental emergency response and industrial services company ("Larco").
The stock was actually acquired by Acquisition. Acquisition and Larco are filing articles of merger in which Larco will be the surviving corporation.
The stock of Larco was acquired from its sole shareholders, Larry Woodcock and Marilyn Woodcock. In return, the Woodcocks received 1,152,021 shares of common stock of the Company, par value $.001 per share (the "Common Stock"). The Board of Directors of the Company determined this consideration to be fair and reasonable by determining the fair market value of Larco to be, at a minimum, $4,500,000. The value of the Common Stock at closing, based on a five day closing price prior to closing, was approximately $3.89. The amount of Common Stock provided, the Board believed, was representative of the fair market value of Larco. At the same time that the Agreement was entered into, employment agreements were entered into with each of Larry Woodcock and Marilyn Woodcock. Larry Woodcock will receive cash compensation of $125,000 per year. Marilyn Woodcock will receive cash compensation of $60,000 per year. Stock options were granted to each of Larry Woodcock and Marilyn Woodcock and a signing bonus was provided to Larry Woodcock. The Company also purchased real estate used by Larco from Larry Woodcock and Marilyn Woodcock. Such real estate is located at 1890 Swisco Road, Sulphur, Louisiana. The Woodcocks were paid $1,388,000 for the real estate. Since the acquisition, Larry Woodcock has been appointed to the Board of Directors of the Company until the next annual meeting of
shareholders of the Company.   He has also been appointed to be an officer of
the Company as an executive vice-president. Marilyn Woodcock has been appointed as the business manager for the emergency response and industrial services division of the Company. Necessary funding for the transaction was supplied by a bank loan from a bank making a request for confidentiality pursuant to Section 13(d)(1)(B) of the Securities Exchange Act of 1934, as amended.

         (b) The assets acquired in the acquisition and real property purchase have been used as an operating facility for Larco. The assets include both real property (acquired directly from Larry Woodcock and Marilyn Woodcock) and personal property, including vehicles, emergency equipment, and other equipment used in the business. The Company will continue to make the same use of both the real and personal property as existed prior to the acquisition.

ITEM 7.  FINANCIAL STATEMENTS.

         FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.



                       LARCO ENVIRONMENTAL SERVICES, INC.

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                                      WITH

                          INDEPENDENT AUDITOR'S REPORT

                       LARCO ENVIRONMENTAL SERVICES, INC.


                               TABLE OF CONTENTS


                                                                    Page
                                                                   ------
Independent Auditor's Report                                         1


Financial Statements

   Balance sheets                                                    2

   Statements of income                                              3

   Statements of stockholders' equity                                4

   Statements of cash flows                                          5

   Notes to financial statements                                   6 - 13

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Larco Environmental Services, Inc.
Sulphur, Louisiana

We have audited the accompanying balance sheets of LARCO ENVIRONMENTAL SERVICES, INC. as of DECEMBER 31, 1995 AND 1994, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Larco Environmental Services. Inc., as of December 31, 1995 and 1994, and the results of their operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.



/s/ COOPER, SHUFFIELD & COMPANY

Little Rock, Arkansas
July 26, 1996

                       LARCO ENVIRONMENTAL SERVICES, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                               1995                  1994
                                                                           ------------         -------------
 Current Assets
    Cash                                                                   $     34,841           $   145,348
    Accounts receivable - trade, net of allowance for
       doubtful account of $176,703 and $138,245
       at 1995 and 1994, respectively                                           805,608               767,925
    Accounts receivable - other                                                  13,111                20,499
    Inventory                                                                   351,307               327,888
    Income taxes receivable                                                      93,346               195,611
    Prepaid expenses                                                            128,781                81,532
                                                                           ------------         -------------
 Total Current Assets                                                         1,426,994             1,538,803
                                                                           ------------         -------------


 Other Assets
    Deferred income tax benefit                                                 212,449               -
    Other                                                                        13,770                 1,860
                                                                           ------------         -------------
 Total Other Assets                                                             226,219                 1,860
                                                                           ------------         -------------

 Property and Equipment
    Machinery and equipment                                                   3,642,383             2,971,637
    Office equipment and furniture                                              100,602               100,099
    Transportation equipment                                                  1,222,825             1,065,093
    Leasehold improvements                                                       95,725                51,928
                                                                           ------------         -------------
                                                                              5,061,535             4,188,757
    Less accumulated depreciation                                             1,122,424               833,378
                                                                           ------------         -------------
 Net Property and Equipment                                                   3,939,111             3,355,379
                                                                           ------------         -------------

 Total Assets                                                              $  5,592,324           $ 4,896,042
                                                                           ============           ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                              1995                  1994
                                                                         --------------        --------------
 Current Liabilities
    Current maturities of long-term debt                                   $    352,078          $    305,768
    Notes payable - stockholder                                                   -                   898,633
               - banks and other                                                939,265               335,481
    Accounts payable                                                            654,007               256,889
    Other current liabilities                                                   156,116               146,495
                                                                           ------------          ------------
 Total Current Liabilities                                                    2,101,466             1,943,266
                                                                           ------------          ------------

 Long-term debt, less current maturities                                      1,461,042               912,935
                                                                           ------------          ------------

 Deferred income tax payable                                                      -                   300,000
                                                                           ------------          ------------


 Stockholders' Equity
    Common stock, authorized 1000 shares
       at no par value; issued and outstanding,

       500 shares                                                                 5,000                 5,000
    Additional paid-in capital                                                  823,655                 -
    Retained earnings                                                         1,201,161             1,734,841
                                                                           ------------          ------------
 Total Stockholders' Equity                                                   2,029,816             1,739,841
                                                                           ------------          ------------




 Total Liabilities and Stockholders' Equity                                 $ 5,592,324           $ 4,896,042
                                                                            ===========           ===========


The accompanying notes are an integral part of these financial statements.

                       LARCO ENVIRONMENTAL SERVICES, INC.

                              STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



                                                                             1995                  1994
                                                                        --------------        --------------
 Sales                                                                    $  5,677,617           $ 5,593,312

 Cost of Goods Sold                                                          2,211,009             1,350,817
                                                                          ------------           -----------

 Gross Profit                                                                3,466,608             4,242,495

 General and Administrative Expenses                                         3,895,711             3,743,726
                                                                          ------------           -----------

 Income (Loss) from Operations                                                (429,103)              498,769

 Other Income (Expenses)

    Interest income                                                              4,160                 1,323
    Interest expense                                                          (324,133)             (156,250)
    Miscellaneous                                                              (11,378)               (1,753)
    Loss on sale of asset                                                      (67,083)               (3,648)
                                                                          ------------           -----------
 Total Other Income (Expenses)                                                (398,434)             (160,328)
                                                                          ------------           -----------

 Income (loss) before Income Taxes                                            (827,537)              338,441

 Provisions (Benefits) for Income Taxes                                       (293,857)              126,242
                                                                          ------------           -----------

 Net Income (Loss)                                                        $   (533,680)          $   212,199
                                                                          ============           ===========





The accompanying notes are an integral part of these financial statements.

                       LARCO ENVIRONMENTAL SERVICES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



                                                                      Additional                             Total
                                                      Common           Paid-In         Retained          Stockholders'
                                                      Stock            Capital         Earnings             Equity
                                                   ------------      -----------     -----------          -----------
 Balance at January 1, 1994                        $      5,000      $      -        $ 1,522,642          $ 1,527,642

    Net Income - 1994                                      -                -            212,199              212,199
                                                   ------------      -----------     -----------          -----------

 Balance at December 31, 1994                             5,000             -          1,734,841            1,739,841

    Net (Loss) - 1995                                      -                -           (533,680)            (533,680)

    Contributed Capital                                    -             823,655                              823,655
                                                   ------------      -----------     -----------          -----------

 Balance at December 31, 1995                      $      5,000      $   823,655     $ 1,201,161          $ 2,029,816
                                                   ============      ===========     ===========          ===========





The accompanying notes are an integral part of these financial statements.

                       LARCO ENVIRONMENTAL SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                              1995                  1994
                                                                           -----------           -----------
 Cash flows from Operating Activities:
    Net income (loss)                                                      $  (533,680)          $   212,199
    Adjustments to reconcile net income (loss) to
       net cash provided by operating activities:
          Depreciation                                                         354,321               251,484
          Loss on sale of property and equipment                                67,083               -
          Deferred income taxes                                               (512,449)              (10,519)
    Changes in assets and liabilities:
       Accounts receivable                                                     (30,295)              180,096
       Income taxes receivable                                                 102,265               (31,282)
       Prepaid expenses                                                        (47,249)              (21,597)
       Inventory                                                               (23,419)              (15,500)
       Other assets                                                            (11,910)               (1,150)
       Accounts payable                                                        397,118                 1,687
       Accrued expenses                                                          9,621                20,598
                                                                           -----------           -----------
 Net Cash Provided (Used) by Operating Activities                             (228,594)              586,016
                                                                           -----------           -----------
 Cash Flows from Investing Activities:
    Proceeds from sale of property and equipment                                26,663               -
    Purchase of property and equipment                                      (1,031,799)           (1,424,159)
                                                                           -----------           -----------
 Net Cash Provided (Used) by Investing Activities                           (1,005,136)           (1,424,159)
                                                                           -----------           -----------

 Cash Flows from Financing Activities:
    Net borrowings (repayments) on notes payable                               528,806               487,942
    Repayments of long-term debt                                              (383,609)             (750,350)
    Proceeds from new borrowings on long-term debt                             978,026             1,245,276
                                                                           -----------           -----------
 Net Cash Provided (Used) by Financing Activities                            1,123,223               982,868
                                                                           -----------           -----------

 Increase (Decrease) in Cash and Cash Equivalents                             (110,507)              144,725

 Cash and Cash Equivalents - Beginning of Year                                 145,348                   623
                                                                           -----------           -----------

 Cash and Cash Equivalents - End of Year                                   $    34,841           $   145,348
                                                                           ===========           ===========

Supplemental Disclosure of Cash Flow Information:

                                               1995                  1994
                                            ------------          ------------
 Cash paid during the year for:
    Interest                                $    300,784          $    165,044
                                            ============          ============

    Income taxes                            $     93,346          $    167,500
                                            ============          ============

Supplemental Schedule of Non-Cash Investing and Financing Activities:

                                                   1995              1994
                                               ------------      ------------

 Note payable due from stockholder converted
    to additional paid-in capital              $    823,655      $      -
                                               ============      ============





The accompanying notes are an integral part of these financial statements.

                       LARCO ENVIRONMENTAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994


1.       Summary of Significant Accounting Policies

         a.      Business Activity

                 Larco Environmental Services, Inc., (the "Company") was incorporated in September 1986. The Company is an environmental service company specializing in hazardous spill containment and clean-up. During 1994, the company began offering specialized training to the personnel of industrial companies that manufacture, store or ship hazardous or other similar materials. Offices are located in Beaumont, Texas and Baton Rouge and Sulphur, Louisiana and serves clients primarily in the gulf region of the United States.

         b.      Cash and Cash Equivalents

                 The Company considers all investments with a maturity of three months or less to be cash equivalents.

         c.      Inventories

                 Inventories are valued at the lower of cost (first-in, first-out) or market.

         d.      Property and Equipment

                 Depreciation is provided primarily by the straight-line method over the estimated useful lives of the various assets. For income tax purposes, accelerated methods are used with recognition of deferred income tax for the resulting timing differences.

                 The estimated useful lives of property and equipment for purposes of computing depreciation are as follows:


                    Machinery and equipment                      5 to 25 years
                    Office equipment and furniture               5 to 10 years
                    Transportation equipment                     5 to 20 years
                    Leasehold improvements                       10 to 40 years

                       LARCO ENVIRONMENTAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994


1.       Summary of Significant Accounting Policies (Continued)

         e.      Income Taxes

                 Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

         f.      Management Estimates

                 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at December 31, 1995 and 1994, and revenues and expenses for the years then ended. The actual outcome of the estimates could differ from those estimates made in the preparation of the financial statements.

         g.      Fair Value

                 The stated value of the Company's long-term debt approximates the fair value based on the current rates offered to the Company for debt of the same remaining maturities.

         h.      Concentration of Credit Risk

                 The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of accounts receivable - trade. The accounts receivable are generated primarily through cost plus contracts. Due to the nature of the services that are provided, credit checks of potential clients are performed when feasible. However, the Company does monitor its accounts receivable closely and utilizes its personnel in the collection process of any overdue accounts.

                       LARCO ENVIRONMENTAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994


2.       Inventories

         Inventories consist of the following:

                                                      1995             1994
                                                  ------------    -------------
         Spill containment booms                  $    247,387    $     247,387
         Supplies                                      103,920           80,501
                                                  ------------    -------------

                                                  $    351,307    $     327,888
                                                  ============    =============

3.       Note Payable - Stockholder

         At December 31, 1994, note payable stockholder consisted of a 11.5 percent interest bearing note, due on demand. During 1995, the Company satisfied this debt in a non-cash transaction which resulted in an addition to the additional paid-in capital of the Company in the amount of $823,655.

4.       Notes Payable - Bank and Other

         Notes payable - bank and other consist of the following:

                                                                 1995             1994
                                                             -----------      ------------
         Line of credit with a bank, bearing interest
            at the bank's prime lending rate plus
            1%, currently at 10.75%, maximum credit
            limit at December 31, 1995, $750,000,
            secured by accounts receivable.                  $   501,928      $    290,542


         Note payable to a bank, bearing interest at
            the bank's prime base lending rate plus
            1%, currently at 10.75%, due in October
            1996, secured by equipment.                          365,100              -

         Note payable to a leasing company, due in
            June 1996.  Balance at December 31, 1995
            represents the lease purchase price at
            maturity.                                             72,237              -

                       LARCO ENVIRONMENTAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994


4.       Notes Payable - Bank and Other (Continued)

                                                                               1995                  1994
                                                                           -----------          -------------
         Notes payable to an insurance company, due
            in monthly installments totaling $8,309,
            including interest ranging from 6.8% to
            8.2%, due in 1995, unsecured                                              -                44,939
                                                                           ------------         -------------

                                                                           $    939,265         $     335,481
                                                                           ============         =============

5.       Long-Term Debt
         --------------

         Long-term debt consisted of the following:
                                                                               1995                  1994
                                                                            -----------          -------------

         Note payable to a bank, in monthly
            installments of $3,932, including interest at 8.75%. Note was refinanced during

            1995 under modified terms                                     $        -             $    114,944

         Note payable to a bank in monthly
            installments of $21,240, including interest,
            at the bank's prime lending rate plus 1%.
            Note was refinanced during 1995 under
            modified terms                                                         -                  629,165


         Note payable to a bank in monthly
            installments of $13,657, including interest,
            at the bank's prime lending rate plus .6%,
            currently at 10.60%, maturing in October
            1997, secured by machinery and equipment                         625,999                        -

                       LARCO ENVIRONMENTAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994


5.       Long-Term Debt (Continued)

                                                                               1995                  1994
                                                                            -----------          -------------
         Note payable to a stockholder in monthly
            installments of $3,000, including interest
            at 11.5%, maturing in July 1998, unsecured                      $    80,333          $      -

         Note payable to a leasing company in
            monthly installments of $311, including
            interest at 15.21%, maturing in Augunterest,st
            August 1998, secured by machinery and 1%.
            equipment                                                             9,632                13,359

         Note payable to a financing company in
            monthly installments of $9,948, including
            interest at 10.65%, maturing in
            December 1999, secured by machinery
            and equipment                                                       374,370               461,235

         Various notes payable to a financing company
            under a master agreement, payable in
            total monthly payments totaling $16,887,
            including interest at 9.95%, maturing
            from March 2000 to October 2000, secured
            by machinery and equipment                                          722,786                 -
                                                                            -----------          ------------

                                                                              1,813,120             1,218,703
         Less current maturities                                                352,078               305,768
                                                                            -----------          ------------


                                                                            $ 1,461,042          $    912,935
                                                                            ===========          ============

                       LARCO ENVIRONMENTAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994


5.       Long-Term Debt (Continued)

         Following are aggregate maturities of long-term debt for each of the next five years:

              1996                                        $   352,078
              1997                                            805,131
              1998                                            292,257
              1999                                            278,520
              2000                                             85,134
                                                          -----------
                                                          $ 1,813,120
                                                          ===========

6.       Income Taxes

         Income tax at the statutory rate is reconciled to the Company's actual provision (benefit) as follows:

                                        1995                              1994
                                 --------------------             --------------------
                                                                      Percent                          Percent
                                                                      of pre-                       of pre-tax
                                                        Amount       tax loss          Amount         income
                                                      ----------     --------         --------       ---------
         Tax (benefit) at federal
            statutory rate                             $(281,363)       34%           $115,070          34%
         State income tax (benefit), net
            of federal tax benefit                       (66,203)        8              18,106           5
         Non - deductible expenses                        18,874        (2)              9,404           3
         Other                                            34,835        (4)            (16,338)         (5)
                                                       ---------      -----           --------         ---
         Provisions (benefits) for
             Income taxes                              $(293,857)      (36%)          $126,242          37%
                                                       =========      ====            ========          ==

         The provision (benefit) for income taxes is summarized as follows:

                                                                              1996                  1995
                                                                           -----------            ----------
         Current income taxes (benefits)                                   $   (81,408)           $ (173,758)
         Deferred income taxes (benefits)                                     (212,449)              300,000
                                                                           -----------            ----------

         Provisions (benefits) for income taxes                            $  (293,857)           $  126,242
                                                                           ===========            ==========

                       LARCO ENVIRONMENTAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994


6.       Income Taxes (Continued)

         The Company's total deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are as follows:

                                                               1995                  1994
                                                            ----------           -----------
         Non-current:
            Deferred tax liabilities                        $  227,647           $   300,000
            Deferred tax assets                               (440,096)               -
                                                            ----------           -----------

         Provisions (benefits) for income taxes             $ (212,449)          $   300,100
                                                            ==========           ===========

         The Company has an unused net operating loss to offset future taxable income and tax liabilities for income tax reporting purposes which expire as follows:

                                                                          Net Operating
         Years Ending December 31,                           Losses
         -------------------------                     ----------------
                   2015                                    $  1,149,377
                                                           ============

7.       Related Party Transactions

         The Company leases the office and maintenance buildings from a stockholder under an operating lease. Rent expense related to this operating lease and included in general and administrative expenses was approximately $62,000 and $130,000 for 1995 and 1994, respectively. As of June 28, 1996, the real estate was sold to the Company.


8.       Subsequent Events

         At December 31, 1995, the Company and Scottsdale Insurance Company, were co-defendants involving a patent infringement lawsuit. The co-defendants have vigorously contested the lawsuit and continue to contest the position that no infringement of patent rights occurred. As of July 26, 1996, the matter is pending in the United States District Court, Western Division of Louisiana, Lake Charles Division.

                       LARCO ENVIRONMENTAL SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994


8.       Subsequent Events (Continued)

         Pursuant to a judgment effective July 7, 1995, co-defendant Scottsdale Insurance Company has assumed the cost of defense and pays legal counsel for those costs. Also pending is a contingent claim by Scottsdale Insurance Company for reimbursement of certain sums not less than $475,000 incurred by Scottsdale in defense of Larco Environmental Services, Inc. Legal counsel has advised that it is not highly probable that this claim will be pursued. On March 11, 1996, Scottsdale Insurance Company paid Larco Environmental Services, Inc., $475,000 for costs associated with the defense of the lawsuit.

         A trial date is set for October 1996 and settlement conferences are currently scheduled for August 1996. Legal counsel has advised that the plaintiff's claim of over one million dollars will be settled for a fraction of that amount, despite the lack of an order or judgment requiring the Company's insurer, Scottsdale Insurance Company, to indemnify the Company for any final judgement which may be obtained. Legal counsel also believes that Scottsdale Insurance Company is willing to fund all or a substantial portion of a settlement.

         During 1996, Exsorbet Industries, Inc., entered into an agreement with Larco Environmental Services, Inc., to purchase all of the authorized and outstanding common stock of Larco Environmental services, Inc., in exchange for 1,152,000 shares of Exsorbet Industries, Inc., common stock. The planned merger agreement was closed on June 28, 1996.

         PRO FORMA FINANCIAL INFORMATION. The following pro forma information for the Acquisition, includes pro forma information for the acquisition of LARCO Environmental Services, Inc., which was acquired by the Company on June 26, 1996.


                         PART I. FINANCIAL INFORMATION
                          ITEM 1. FINANCIAL STATEMENTS

                           EXSORBET INDUSTRIES, INC.
                                AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS



                                              June 30,                              December 31,
                                     --------------------------              ---------------------------
                                       1996            1995                       1995           1994
                                  (Unaudited)     (Unaudited)                   (Audited)      (Audited)
                                  ------------   ------------                 ------------   ------------
Current Assets
  Cash                             $ 2,608,706    $  1,330,554             $    877,182     $    336,587
  Accounts receivable
    - trade, net
    of allowances                    8,793,988       4,288,233                4,787,962        2,860,260
  Inventories                          552,595       1,116,585                  835,550        1,308,302
  Prepaid and other                    976,156         610,220                  513,877          398,790
                                   -----------    ------------             ------------     ------------
Total Current Assets                12,931,445       7,345,592                7,014,571        4,903,939
                                   -----------    ------------             ------------     ------------
Other Assets
  Intangible assets, net            10,370,086      10,283,828                9,895,871        9,338,262
  Other assets                       1,699,407         449,865                  200,675           73,264
                                   -----------    ------------             ------------     ------------
Total Other Assets                  12,069,493      10,733,693               10,096,546        9,411,526
                                   -----------    ------------             ------------     ------------
Property, Plant and
  Equipment, net                    14,887,168       8,979,650               12,103,989        9,319,736
                                   -----------    ------------             ------------     ------------

Total Assets                       $39,888,106    $ 27,058,935             $ 29,215,106     $ 23,635,201
                                   ===========    ============             ============     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                     June 30,                         December 31,
                                            ---------------------------        ---------------------------
                                               1996            1995                 1995           1994
                                            (Unaudited)     (Unaudited)          (Audited)      (Audited)
                                            ------------   ------------        ------------   ------------
Current Liabilities
  Accounts payable
    - trade                                  $ 1,536,849    $  1,256,070       $  1,990,202   $  1,430,887
  Notes payable and
    current maturities of
    long-term debt                             5,812,445       1,868,925          3,373,688      3,132,703
  Other current liabilities                    1,495,156       1,156,077            785,475        431,412
                                             -----------    ------------       ------------   ------------
Total Current Liabilities                      8,844,450       4,281,072          6,149,365      4,995,002
                                             -----------    ------------       ------------   ------------
Long-term debt, less
  current maturities                           9,798,695       3,980,582          3,490,059      2,066,830
                                             -----------    ------------       ------------   ------------
Deferred Income Taxes                            929,149            -               116,637        387,734
                                             -----------    ------------       ------------   ------------
Total Liabilities                             19,572,294       8,261,654          9,756,061      7,402,047
                                             -----------    ------------       ------------   ------------
Minority Interest                                   -               -                36,574         11,001
                                             -----------    ------------       ------------   ------------

Stockholders' Equity
  Common stock                                    10,583          10,539             10,583         10,080
  Additional paid-in
    capital                                   18,064,851      17,830,895         18,064,852     15,831,859
  Retained earnings
    (deficit)                                  2,240,378         955,847          1,347,036        332,695
  Total Stockholders'
                                             -----------    ------------       ------------   ------------
Equity                                        20,315,812      18,797,281         19,422,471     16,174,634
                                             -----------    ------------       ------------   ------------
Total Liabilities and
  Stockholders' Equity                       $39,888,106    $ 27,058,935       $ 29,215,106   $ 23,635,201
                                             ===========    ============       ============   ============

                           EXSORBET INDUSTRIES, INC,
                                AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME



                                         Six Months Ended                        Twelve Months Ended
                                              June 30,                               December 31,
                                   ----------------------------               ----------------------------
                                       1996            1995                       1995           1994
                                    (Unaudited)     (Unaudited)                (Audited)       (Audited)
                                   ------------    ------------               ------------    ------------
Sales                              $ 15,039,167    $ 11,078,050               $ 21,825,894    $ 16,658,704

Cost of Sales                         8,485,384       7,303,205                 12,052,473       9,460,369
                                   ------------    ------------               ------------    ------------

Gross Profit                          6,553,783       3,774,845                  9,773,421       7,198,335
                                   ------------    ------------               ------------    ------------

Costs and Expenses
  Marketing Expense                     786,842         493,065                  1,134,574         354,879
  General and
  Administrative                      2,080,932       1,471,814                  7,896,129       6,006,812
                                   ------------    ------------               ------------    ------------
Total Costs and Expenses              2,867,774       1,964,879                  9,030,703       6,361,691
                                   ------------    ------------               ------------    ------------

Income from Operations                3,686,009       1,809,966                    742,718         836,664

Other Income
  (Expense), Net                       (369,892)       (237,835)                  (360,060)       (282,298)
                                   ------------    ------------               ------------    ------------

Income before
  Income Tax Provisions
    (Benefits)                        3,316,117       1,572,131                    382,658         554,346

Provisions (Benefits) for
  Income Taxes                        1,260,124         597,410                    (88,457)        196,623
                                   ------------    ------------               ------------    ------------

Net Income                         $  2,055,993    $    974,721               $    471,115    $    357,723
                                   ============    ============               ============    ============

Average Shares
  Outstanding                        10,582,400      10,326,100                 10,436,700       9,867,700
                                   ============    ============               ============    ============

Net Income per Common
  Share                            $       0.19    $       0.09               $       0.05    $       0.04
                                   ============    ============               ============    ============

                           EXSORBET INDUSTRIES, INC,
                                AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS



                                     Six Months Ended                Twelve Months Ended
                                         June 30,                        December 31,
                                ---------------------------       ---------------------------
                                     1996            1995             1995           1994
                                 (Unaudited)     (Unaudited)       (Audited)      (Audited)
                                ------------    ------------      ------------   ------------
Net Cash (Used) Provided
  by Operating Activities       $   (840,569)   $    684,467      $    604,387   $    785,748
                                ------------    ------------      ------------   ------------

Cash Flows from Investing
  Activities:
   Net purchases of property,
      plant and equipment         (4,384,916)       (135,268)       (3,269,020)    (4,465,363)
   Change in other assets         (1,790,384)       (208,933)         (417,982)          -
                                ------------    ------------      ------------   ------------
Net Cash Used in Investing
  Activities                      (6,175,300)       (344,201)       (3,687,002)    (4,465,363)
                                ------------    ------------      ------------   ------------

Cash Flows from Financing
  Activities:
   Proceeds from issuance of
     debentures                    5,000,000            -                 -              -
   Net proceeds from notes
     payable and long-term
     debt                          3,747,393         653,701         2,308,360      3,009,587
   Distributions to
     stockholders                       -               -             (485,150)      (152,331)
   Issuance of common stock             -               -            1,800,000        499,999
                                ------------    ------------      ------------   ------------
Net Cash Flows provided by
  Financing Activities             8,747,393         653,701         3,623,210      3,357,255
                                ------------    ------------      ------------   ------------

Increase (Decrease) in Cash
  and Cash Equivalents             1,731,524         993,967           540,595       (322,360)

Cash and Cash Equivalents -
  Beginning of Period                877,182         336,587           336,587        658,947
                                ------------    ------------      ------------   ------------

Cash and Cash Equivalents -
  End of Period                 $  2,608,706    $  1,330,554      $    877,182   $    336,587
                                ============    ============      ============   ============

         EXHIBITS.

         2.1 Agreement and Plan of Merger dated June 26, 1996 by and between Exsorbet Industries, Inc., Exsorbet Acquisition, Inc., Larco Environmental Services, Inc., and Larry and Marilyn Woodcock

         99.1    Press Release of Exsorbet Industries, Inc. dated June 26, 1996

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               EXSORBET INDUSTRIES, INC.



                                                   /s/ Charles E. Chunn, Jr.
                                               --------------------------------
                                               Charles E. Chunn, Jr.
                                               Vice-President


Date: September 9, 1996

EXHIBITS.

         EXHIBIT
         NUMBER
         ------
         2.1     Agreement and Plan of Merger dated June 26, 1996 by and between Exsorbet Industries, Inc., Exsorbet
                 Acquisition, Inc., Larco Environmental Services, Inc., and Larry and Marilyn Woodcock

         99.1    Press Release of Exsorbet Industries, Inc. dated June 26, 1996